Filed under Rule 424(b)(2), Registration Statement No. 333-172579

Preliminary Pricing Supplement No. 53 - Dated Monday, December 10, 2012 (To: Prospectus Dated November 16, 2012)

CUSIP	Principal		Gross	Net	Coupon	Coupon	Coupon	Day Count	Maturity	1st Coupon	1st Coupon	Survivor’s	FDIC	Product

Number	Amount	Selling Price	Concession	Proceeds	Type	Rate	Frequency	Basis	Date	Date	Amount	Option	Guaranteed	Ranking

96121BCF2		$100.000%	1.250%	$	Fixed	1.100%	Monthly	30/360	12/15/2017	01/15/2013	$0.76	Yes	No	Senior Unsecured Notes

Redemption Information: Non-Callable

					Trade Date: Monday, December 17, 2012 @ 12:00 PM ET								Westpac Banking Corporation

					Settle Date: Thursday, December 20, 2012								Prospectus dated November 16, 2012

Minimum Denomination/Increments:$1,000.00/$1,000.00

Initial trades settle flat and clear SDFS: DTC Book Entry only

Westpac Banking Corporation					Joint Lead Managers and Lead Agents: BofA Merrill Lynch, Incapital LLC Agents: Barclays, Citigroup, Deutsche Bank Securities,

Goldman, Sachs & Co., HSBC, J.P. Morgan, Morgan Stanley, UBS Investment Bank, Wells Fargo Advisors

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